                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                           KORN/FERRY INTERNATIONAL,

                           a California corporation

                                   I N D E X
                                   ---------

ARTICLE I.   Offices                                                         1
     Section 1.     PRINCIPAL EXECUTIVE OFFICE............................   1
     Section 2.     OTHER OFFICES.........................................   1
ARTICLE II.  Shareholders.................................................   1
     Section 1.     PLACE OF MEETINGS.....................................   1
     Section 2.     ANNUAL MEETINGS.......................................   1
     Section 3.     BUSINESS WHICH MAY BE CONDUCTED AT ANNUAL MEETINGS....   1
     Section 4.     SPECIAL MEETINGS......................................   2
     Section 5.     NOTICE OF ANNUAL OR SPECIAL MEETINGS..................   3
     Section 6.     QUORUM -- REQUIRED VOTES..............................   3
     Section 7.     ADJOURNED MEETINGS AND NOTICE THEREOF.................   4
     Section 8.     VOTING................................................   4
     Section 9.     RECORD DATE...........................................   6
     Section 10.    CONSENT OF ABSENTEES..................................   6
     Section 11.    PROXIES...............................................   7
     Section 12.    INSPECTORS OF ELECTION................................   7
     Section 13.    CONDUCT OF MEETING....................................   7
ARTICLE III. Directors....................................................   8
     Section 1.     POWERS................................................   8
     Section 2.     NUMBER OF DIRECTORS...................................   9
     Section 3.     NOMINATION, ELECTION, QUALIFICATION AND
                     TERM OF OFFICE .......................................  9
     Section 4.     VACANCIES.............................................. 10
     Section 5.     PLACE OF MEETING......................................  11
     Section 6.     REGULAR MEETINGS.....................................   11
     Section 7.     SPECIAL MEETINGS......................................  11
     Section 8.     QUORUM................................................  12
     Section 9.     PARTICIPATION IN MEETINGS BY COMMUNICATIONS
                     EQUIPMENT............................................  12
     Section 10.    WAIVER OF NOTICE......................................  12
     Section 11.    ADJOURNMENT...........................................  12
     Section 12.    FEES AND COMPENSATION.................................  13

     Section 13.    ACTION WITHOUT MEETING................................  13
     Section 14.    RIGHTS OF INSPECTION..................................  13
     Section 15.    COMMITTEES............................................  13
     Section 16.    STANDING COMMITTEES...................................  14
ARTICLE IV.  Officers.....................................................  15
     Section 1.     OFFICERS..............................................  15
     Section 2.     ELECTION OR APPOINTMENT...............................  15
     Section 3.     ELECTED SENIOR OFFICERS...............................  16
     Section 4.     REMOVAL AND RESIGNATION...............................  17
     Section 5.     VACANCIES.............................................  17
ARTICLE V.  Other Provisions..............................................  17
     Section 1.     INSPECTION OF CORPORATE RECORDS.......................  17
     Section 2.     INSPECTION OF BYLAWS..................................  17
     Section 3.     ENDORSEMENT OF DOCUMENTS; CONTRACTS...................  18
     Section 4.     CERTIFICATES OF STOCK.................................  18
     Section 5.     REPRESENTATION OF SHARES OF OTHER CORPORATIONS........  19
     Section 6.     STOCK PURCHASE PLANS..................................  19
     Section 7.     ELECTION OF FISCAL YEAR...............................  19
     Section 8.     CONSTRUCTION AND DEFINITIONS..........................  19
     Section 9.     AMENDMENTS............................................  19
     Section 10.    ANNUAL REPORT TO SHAREHOLDERS.........................  20
ARTICLE VI.  Indemnification..............................................  20
     Section 1.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.............  20
     Section 2.     INDEMNIFICATION OF CERTAIN EMPLOYEES AND AGENTS.......  21
     Section 3.     RIGHTS OF DIRECTORS AND OFFICERS TO BRING SUIT........  22
     Section 4.     SUCCESSFUL DEFENSE....................................  22
     Section 5.     NON-EXCLUSIVITY OF RIGHTS.............................  22
     Section 6.     INSURANCE.............................................  22
     Section 7.     EXPENSES AS A WITNESS.................................  22
     Section 8.     INDEMNITY AGREEMENTS..................................  23
     Section 9.     SEPARABILITY..........................................  23
     Section 10.    SUBROGATION...........................................  23
     Section 11.    EFFECT OF REPEAL OR MODIFICATION......................  23

                          AMENDED AND RESTATED BYLAWS

                          for the regulation, except
                      as otherwise provided by statute or
                        its Articles of Incorporation,
                                      of
                           KORN/FERRY INTERNATIONAL,
                           a California corporation



                              ARTICLE I. Offices

          Section 1. PRINCIPAL EXECUTIVE OFFICE.

          The corporation's principal executive office shall be fixed and located at such place as the Board of Directors (herein called the "Board") shall determine. The Board is granted full power and authority to change said principal executive office from one location to another.

          Section 2. OTHER OFFICES.

          Branch or subordinate offices may be established at any time by the Board at any place or places.

                           ARTICLE II. Shareholders.

          Section 1. PLACE OF MEETINGS.

          Meetings of shareholders shall be held either at the principal executive office of the corporation or at any other place within or without the State of California that may be designated by the Board and filed with the Secretary.

          Section 2. ANNUAL MEETINGS.

          The annual meetings of shareholders shall be held on such date and at such time as may be fixed by the Board. At such meetings, directors shall be elected and any other proper business may be transacted.

          Section 3. BUSINESS WHICH MAY BE CONDUCTED AT ANNUAL MEETINGS.

          (a)  Only Properly Brought Business.  At an annual meeting of the
               ------------------------------
shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 6 of this Article II, (2) otherwise properly brought before the meeting by or at the direction of the Board of Directors in accordance with applicable law, or (3) otherwise properly brought before an annual meeting by a shareholder in accordance with Section 3(b) and 3(c) infra.

          (b) Meaning of "Properly Brought by a Shareholder".  For business to
              ----------------------------------------------
be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation (i) not less than 120 calendar days in advance of the annual meeting date, as set by the Board of Directors, or, if the date of such meeting has not yet been set, 120 days in advance of the month and day the corporation held its annual meeting for the previous year, (ii) if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the month and day the corporation held its annual meeting for the previous year not less than the later of (x) 120 days prior to such meeting, or (y) the tenth day after such shareholder first receives notice of the date of such meeting.

          (c) Shareholder's Notice.  A shareholder's notice to the corporation
              --------------------
must set forth as to each matter the shareholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the classes and number of shares of the corporation beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) any other information that is required to be provided by the shareholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a shareholder proposal.

          (d) Time Periods for Information in a Proxy Statement.
              -------------------------------------------------
Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholder's meeting, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than 120 calendar days in advance of the month and day the corporation mailed out its proxy statement to shareholders for the previous year. However, if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement, a shareholder proposal shall be received by the corporation a reasonable time before the solicitation is made by the corporation.

          (e) General.  No business shall be conducted at any annual meeting
              -------
except in accordance with the procedures set forth in this Section. The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

          Section 4. SPECIAL MEETINGS.

          Special meetings of the shareholders may be called at any time by the Board, by the Chair, by the President or by the holders of shares entitled to cast not less than 10 percent of the votes at such meeting. Upon written request delivered to the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the Secretary forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If notice of a special meeting of shareholders is not given within twenty days after the Secretary's receipt of the request, the persons entitled to call the meeting may give the notice.

          Section 5. NOTICE OF ANNUAL OR SPECIAL MEETINGS.

          (a) Time Periods. Written notice of each annual or special meeting of
              ------------
shareholders shall be given not less than ten (or, if notice is sent by third-class mail, thirty) nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (i) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, and, subject to Section 3 of this
Article II and the provisions of applicable law, any other matters properly brought may be presented at the meeting for action, or (ii) in the case of a special meeting, the general nature of the matter or matters to be presented for action by the shareholders, but, subject to the provisions of applicable law, no other business may be presented at the special meeting for action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

          (b) Method. Notice of a shareholders' meeting shall be given:  (i)
              ------
personally in writing or orally, (ii) by first-class mail in writing, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice, or, if no such address appears or is given, at the place where the principal executive office of the corporation is located or, (iii) by publication of a written notice at least once in a newspaper of general circulation in the county in which the principal executive office is located.

          Notice by first-class mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient.

          Notwithstanding the foregoing, whenever the corporation has outstanding shares held of record by five hundred (500) or more persons, notice may be given by third-class mail as provided in Sections 601(a) and 601(b) of the California Corporations Code.

          Section 6. QUORUM -- REQUIRED VOTES.

          A majority of the outstanding voting shares, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the act of the shareholders on any matter shall be determined by the affirmative vote of a majority of the shares represented at the meeting and voting on such matter at the meeting, for which the shares voting affirmatively must also constitute at least a majority of the shares necessary to constitute a quorum as required by the first sentence of this Section 7, unless a greater number of votes or voting by classes is required by law or by the Articles, except as provided in the following sentence. The shareholders present at any meeting of shareholders at which a quorum was previously present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, for which the act of the shareholders on any matter (other than adjournment) shall be determined by the affirmative vote of at least a majority of the shares necessary to constitute a quorum required by the first sentence of this Section 7.

          Section 7. ADJOURNED MEETINGS AND NOTICE THEREOF.

          Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but in the absence of a quorum (except as provided in Section 7 of this Article), no other business may be presented at such meeting for action or otherwise transacted at such meeting.

          It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, that when any shareholders' meeting is adjourned for more than 45 days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

          Section 8. VOTING.

          The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with
Section 10 of this Article.

          Elections for directors shall be by ballot or proxy only. In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

          Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

          (a) The shareholders of the corporation shall not have the right to cumulate their votes for the election of directors of the corporation. This provision shall become effective only when the corporation becomes a listed corporation as defined within Section 301.5 of the California Corporations Code.

          (b) Subject to clause (h), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trust may be voted by the trustee of such trust, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trust without a transfer of such shares into the trust's name.

          (c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

          (d) Subject to the provisions of Section 705 of the California Corporations Code and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

          (e) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minor's actual age, unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

          (f) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder of such other corporation as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this clause, unless the contrary is shown.

          (g) Shares of the corporation owned by its subsidiaries shall not be entitled to vote on any matter.

          (h) Shares held by the corporation in a fiduciary capacity, and shares of the issuing corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

          (i) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the Secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

              (i)   If only one votes, such act binds all;
              (ii) If more than one vote, the act of the majority so voting binds all;
              (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

          Section 9. RECORD DATE.

          The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than 60 days nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment or rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days.

          If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than those set forth in this Section 10 or Section 12 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

          Section 10. CONSENT OF ABSENTEES.

          The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though conducted at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included, if such objection is expressly made at the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601(f) of the California Corporations Code.

          Section 11. PROXIES.

          Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto. Such revocation may be effected either, (i) by a writing delivered to the Secretary of the corporation stating that the proxy is revoked,
(ii) by a subsequent proxy executed by the person executing the prior proxy presented at the meeting, or (iii) by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

          A proxy or consent validly delivered to the corporation shall mean any written authorization which is signed by the person executing the proxy, as well as any electronic transmission (to include without limitation transmissions by facsimile and by computer messaging systems), which is authorized by a shareholder or the shareholder's attorney in fact, which gives another person or persons power to vote with respect to the shares of such shareholder. A proxy or consent may also be transmitted by an oral telephonic transmission if it is submitted with information from which it may be determined that the proxy or consent was authorized by the shareholder, or his or her attorney-in-fact.

          Section 12. INSPECTORS OF ELECTION.

          (a) Appointment of Inspectors.  In advance of any meeting of
              -------------------------
shareholders, the Board may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders' proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

          (b) Duties of Inspectors.  The duties of such inspectors shall be as
              --------------------
prescribed by Section 707(b) of the California Corporations Code and shall include: determining the number of shares outstanding and the voting power of each; determining the shares represented at the meeting; determining the existence of a quorum; determining the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors, the decision, act or certificate of a majority is in all respects the decision, act or certificate of all.

          Section 13. CONDUCT OF MEETING.

          The Chair shall preside at all meetings of the shareholders. The Chair shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The Chair's rulings on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made to the shareholders holding shares entitled to vote and which are represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the Chair shall have all of the powers usually vested in the chair of a meeting of shareholders.

                           ARTICLE III.  Directors.

          Section 1.  POWERS.

          Subject to limitations of the Articles, of these bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board and it shall have the final authority in matters of strategy and policy matters for the corporation.

          The Board may delegate management duties for the operation of the business of the corporation to those persons to whom authority is properly delegated by the Board, including officers of the company, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these bylaws:

          (a) To select and remove all the other officers (in accordance with the provisions of these bylaws), agents and employees of the corporation; prescribe the powers and duties for them as may not be inconsistent with law, the Articles or these bylaws; fix their compensation and require from them an affidavit providing for the good faith exercise of their duties only in the best interests of the corporation.

          (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, the Articles or these bylaws, as they may deem best.

          (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as they may deem best.

          (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

          (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

          Section 2.  NUMBER OF DIRECTORS.

          The authorized number of directors shall not be less than 8 nor more than 15 until changed by the amendment of the Articles or by an amendment to these bylaws provided, however, that after the issuance of shares, an amendment to these bylaws specifying or changing the fixed number of directors or the stated maximum or minimum number may only be adopted by approval of the outstanding shares, and an amendment to these bylaws to reduce the fixed number or the minimum number of directors to a number less than five shall be subject to the provisions of Section 212(a) of the California Corporations Code.

          Notwithstanding any provision of these bylaws to the contrary, (a) before shares are issued, the number of Directors may be either one or two, (b) so long as the corporation has only one shareholder, the number may be either one or two, and (c) so long as the corporation has only two shareholders, the number may be two. The exact number of directors shall be fixed, within the limits specified, by resolution or by amendment of the next sentence duly adopted either by the Board or, after shares have been issued, by the shareholders. The exact number of directors shall be 13 until changed as provided in this Section 2.

          Section 3.  NOMINATION, ELECTION, QUALIFICATION AND TERM OF OFFICE.

          (a)  Eligibility for Election as Director.  Only persons who are
               ------------------------------------
nominated by, or at the direction of, this corporation's board of directors, or by a shareholder who has given timely written notice to the Secretary of this corporation in accordance with this Section 3, will be eligible for election as directors of this corporation.

          (b)  Meaning of "Timely Notice" by a Shareholder.  For any written
               -------------------------------------------
notice to be timely, such notice must be delivered to or mailed to and received at the principal executive offices of the corporation (i) not less than 120 days in advance of the annual meeting date, as set by the Board of Directors, or, if the date of such meeting has not yet been set, 120 days in advance of the month and day the corporation held its annual meeting for the previous year, (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders, and (iii) if the date of the annual meeting is advanced or delayed by more than thirty (30) days from the month and day the corporation held its annual meeting for the previous year not less than the later of (x) 120 days prior to such meeting, or (y) the tenth day after such shareholder first receives notice of the date of such meeting.

          (c)  Shareholder's Notice.  A shareholder's notice of nomination must
               --------------------
set forth: (i) the name and address of the shareholder who intends to make the nomination and the address of the person or persons to be nominated, (ii) a representation that such shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange

Commission had each nominee been nominated, or intended to be nominated by the Board of Directors, and (v) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

          (d)  Meetings at which Directors May Be Elected.  The directors shall
               ------------------------------------------
be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders called for that purpose.

          (e)  Classes of Board of Directors.  The corporation is hereby
               -----------------------------
authorized to divide the board of directors of the corporation into three classes, each class of which shall serve for a term of three years respectively. Directors equaling one-third, or as close an approximation as possible, of the authorized number of directors as fixed within these bylaws shall be elected at the annual meeting of shareholders of the corporation. This provision shall become effective only when the corporation becomes a listed corporation as defined within Section 301.5 of the California Corporations Code.

          (f)  Qualified Directors.  For a person to be qualified to serve as a
               -------------------
director of this corporation, such person need not be an employee or shareholder of this corporation during their directorship.

          (g)  Length of Term for Directors.  Each qualified director shall hold
               ----------------------------
office until the next annual meeting at which the class of which he is a member becomes subject to re-election and until he or a successor has been elected and qualified.

          (h)  Removal of Directors. Any or all directors may be removed without
               --------------------
cause if such removal is approved by a majority of the outstanding shares entitled to vote at an election of directors. A director may also be removed without cause if such removal is approved by a majority of the Board of Directors.

          Section 4.  VACANCIES.

          Any director may resign, to be effective upon giving written notice to the Chair, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

          Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting at which the class of which he is a member becomes subject to re-election and until such director's successor has been elected and qualified.

          A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors is increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

          The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

          The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors.

          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

          Section 5.  PLACE OF MEETING.

          Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation.

          Section 6.  REGULAR MEETINGS.

          Following each annual meeting of shareholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

          Other regular meetings of the Board shall be held without call on such dates and at such times as may be fixed by the Board. Call and notice of all regular meetings of the Board are hereby dispensed with.

          Section 7.  SPECIAL MEETINGS.

          Special meetings of the Board for any purpose or purposes may be called at any time by the Chair, the Chief Executive Officer, any Vice Chair, the President, the Secretary or by any two directors.

          Special meetings of the Board shall be held upon four days' written notice or forty-eight hours' notice given personally or by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

          Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

          Section 8.  QUORUM.

          A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in
Section 11 of this Article. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 9.  PARTICIPATION IN MEETINGS BY COMMUNICATIONS EQUIPMENT.

          (a)  Participation by Conference Telephone.  Members of the Board may
               -------------------------------------
participate in a meeting through the use of conference telephones. Participation in such a meeting shall constitute presence in person at that meeting as long as all members participating in such meeting are able to hear one another.

          (b)  Participation by Electronic Video Screen Equipment or Other
               -----------------------------------------------------------
Similar Communications Equipment.  Members of the Board may participate in a
--------------------------------
meeting through the use of electronic video screen equipment or other similar communications equipment. Participation in such a meeting shall constitute presence in person at that meeting by a Board member if all of the following apply:

               (i) each member participating in the meeting can communicate with all of the other members concurrently;

               (ii) each member is provided the means of participating in all matters before the Board, including, without limitation, the capacity to propose, or to interpose an objection to, a specific action to be taken by the corporation; and

               (iii) the corporation adopts and implements some means of verifying both of the following: (x) a person participating in the meeting is a director or other person entitled to participate in the Board meeting, and (y) all actions of, or votes by, the Board are taken or cast only by the directors and not by persons who are not directors.

          Section 10.  WAIVER OF NOTICE.

          Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 11.  ADJOURNMENT.

          A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of an adjourned meeting need not be given to absent directors if the time and place has been fixed at the meeting adjourned, except as provided in the next sentence. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the commencement of the adjourned meeting to the directors who were not present at the time of the adjournment.

          Section 12.  FEES AND COMPENSATION.

          Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board. At present, it is the intention of the Company not to compensate directors or committee members who are also employees of the Company.

          Section 13.  ACTION WITHOUT MEETING.

          Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

          Section 14.  RIGHTS OF INSPECTION.

          Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

          Section 15.  COMMITTEES.

          The Board may appoint one or more committees, each consisting of two or more directors, and delegate to such committees any of the authority of the Board except with respect to:

          (a) The approval of any action for which the California General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

          (b)  The filling of vacancies in the Board or on any committee;

          (c) The fixing of compensation, if any, of the directors for serving on the Board or on any committee;

          (d)  The amendment or repeal of bylaws or the adoption of new bylaws;

          (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

          (f) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

          (g) The appointment of other committees of the Board or the members thereof.

          Any such committee must be designated, and the members or alternate members thereof appointed, by resolution adopted by a majority of the authorized number of directors and any such committee may be designated an Executive Committee or by such other name as the Board shall specify. Alternate members of a committee may replace any absent member at any meeting of the committee. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other action of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

          Section 16.  STANDING COMMITTEES.

          The Board may have the following standing committees: Audit; Executive; Nominating; and Compensation.

          (a)  Audit Committee.  The Audit Committee shall be responsible for
               ---------------
     reviewing the activities of the corporation to ensure that such activities are being conducted within the boundaries of corporate policy and appropriate regulatory and legal requirements. The Audit Committee also shall make recommendations to the Board after consultation with the Chief Financial Officer as to the selection of independent public accountants to examine the consolidated financial statements of the corporation and its subsidiaries. The Audit Committee also shall discuss with the independent public accountants the scope of their examination, recommend supplemental audit reviews or audit steps as deemed desirable, and review the accounting policies of the corporation. The Audit Committee also shall be available to receive reports, suggestions, questions and recommendations from the independent public accountants, the Chief Financial Officer and the General Counsel. It also shall confer with those parties in order to assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with the law and conflicts of interest.

          (b)  Executive Committee of the Board.  The Executive Committee of the
               --------------------------------
     Board shall have all of the authority of the Board, except with respect to the approval of any action which requires shareholder approval under the California General Corporation Law.

          (c)  Nominating Committee. The Nominating Committee shall recommend to
               --------------------
     the Board criteria for the selection of candidates to serve on the Board, evaluate all proposed candidates, recommend to the Board nominees to fill vacancies on the Board, and prior to the annual meeting of shareholders recommend to the Board a slate of nominees for election to the Board by the shareholders of the Corporation at the annual meeting. In carrying out its duties, the committee shall seek possible candidates for the Board and otherwise aid in attracting qualified candidates to the Board. The committee shall be available to the Chair or President and other members of the Board for consultation concerning candidates for the Board. The committee shall periodically review, assess and make recommendations to the Board with regard to the size and composition of the Board. The committee shall have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

          The Nominating Committee also shall have the authority to administer a self appraisal process by Board members and make a report thereon to the full Board, from time to time, or as designated by the Board.

          (d)  Compensation Committee. The Compensation Committee shall have the
               ----------------------
     responsibility for the compensation of the senior executives of the Corporation including salaries and benefits. In carrying out its duties, the committee shall review and approve overall executive compensation programs which are market competitive for the officers of the Corporation, and shall review the specific salaries of Executive Vice Presidents and senior vice presidents subject to the ratification of the salary programs established for the Chair and the Chief Executive Officer of the Corporation by the Board acting as a whole. The committee shall also review and make recommendations to the Board with respect to the Corporation's overall compensation program for directors and officers, including salaries, employee benefit plans, stock options granted, equity incentive plans and payment of bonuses. The committee shall also have all additional powers necessary to carry out its responsibilities and such other duties as may be assigned by the Board from time to time.

                             ARTICLE IV.  Officers

          Section 1.  OFFICERS.

          The senior officers of the corporation shall be a Chair of the Board, a President, a Chief Operating Officer, a Chief Financial Officer and a Secretary. The corporation may also have, at the discretion of the Board, a Chief Executive Officer, a Chief Administrative Officer, one or more Vice Chairs of the Board, one or more Vice Presidents, one or more Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

          Section 2.  ELECTION OR APPOINTMENT.

          The senior officers of the corporation shall be elected on an annual basis. In addition, other officers may be elected or appointed in accordance with the provisions of Section 5 of this Article. All officers, whether elected or appointed, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

          The Board may elect, and may empower the Chair or the President to appoint, such other subordinate officers as the business of the corporation may require, each of whom shall hold office for such period and shall have such authority and perform such duties as are provided in these bylaws or as the Board may from time to time determine.

          Section 3.  ELECTED SENIOR OFFICERS.

          The elected senior officers of the corporation shall have those positions and those duties named below in this Section 3. Further, in each case, the named officer also shall have the general powers and duties of governance or management usually vested in that office and such other powers and duties as may be prescribed by the Board.

          In the case of the Chair of the Board, the Chair shall, if present, preside at all meetings of the Board and shall preside at all meetings of the shareholders. The Chair of the Board has the general powers and duties of management usually vested in the office of Chair of the board of a corporation and such other powers and duties as may be prescribed by the Board. The Chief Executive Officer shall be the senior executive officer of the corporation. The President has the general powers and duties of management of the corporation. The Chief Operating Officer shall have the general powers and duties to carry out general administrative and financial management of the corporation. The Board also may elect one or more Vice Chairs of the Board who, in the absence of the Chair, will assume the duties of that position.

          In the absence or disability of the Chief Executive Officer, the President, the Chief Operating Officer, the Vice Chair, or any Executive Vice President designated by the Board, shall perform all the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

          The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of these bylaws of the corporation at the principal executive office or business office in accordance with Section 213 of the California Corporations Code.

          The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, if one has been appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and any committees thereof required by these bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

          The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, and shall send or cause to be sent to the shareholders of the corporation such financial statements and reports as are by law or these bylaws required to be sent to them. The books of account shall at all times be open to inspection by any director.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the Chair of the Board, the President and the directors, whenever they request it, an account of all transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

          Section 4.  REMOVAL AND RESIGNATION.

          Any officer elected by the Board may be removed only by the Board, either with or without cause, at any time. In the case of an officer not elected by the Board, such an officer may be removed by another officer upon whom such power of removal may be conferred by the Board. Any removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

          Any officer may resign at any time by giving written notice to the corporation, subject to the rights of the corporation under any contract between the corporation and the officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.  VACANCIES.

          A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these bylaws for regular election or appointment to such office.

                         ARTICLE V.  Other Provisions.

          Section 1.  INSPECTION OF CORPORATE RECORDS.

          Shareholders of the corporation shall have those rights of inspection as to corporate records, including the record of shareholders, accounting books and records of meetings of the proceedings of the shareholders and the Board and committees of the Board as specified within Sections 1600 and 1601 of the California Corporations Code.

          Section 2.  INSPECTION OF BYLAWS.

          The corporation shall keep in its principal executive office in the State of California, or if its principal executive office is not in such State at its principal business office in such State, the original or a copy of these bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the corporation is located outside the State of California and the corporation has no principal business office in such state, it shall upon the written request of any shareholder furnish to such shareholder a copy of these bylaws as amended to date.

          Section 3.  ENDORSEMENT OF DOCUMENTS; CONTRACTS.

          Subject to the provisions of applicable law, any note, mortgage, evidence of indebtedness, contract, share certificate, conveyance or other instrument in writing and any assignment or endorsements thereat executed or entered into between the corporation and any other person, when signed by the Chair of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, the Vice Chair, an Executive Vice President, or any senior vice president and the Secretary, any Assistant Secretary, the Chief Financial Officer or any Assistant Treasurer of the corporation shall be valid and binding on the corporation in the absence of actual knowledge on the part of the other person that the signing officers had no authority to execute the same. Any such instruments may be signed by any other person or persons and in such manner as from time to time shall be determined by the Board, and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

          Section 4.  CERTIFICATES OF STOCK.

          Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chair of the Board, the President, the Vice Chair and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

          Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

          The Company shall not register the transfer of any securities issued in reliance on Regulation S promulgated under the Securities Act of 1933, as amended, unless the Company has received such assurances as it may reasonably request that the transfer of such securities was made in accordance with the provisions of such Regulation S.

          Section 5.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

          The Chair of the Board or any other officer or officers authorized by the Board or the Chair of the Board are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

          Section 6.  STOCK PURCHASE PLANS.

          The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

          Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment, an option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

          Section 7.  ELECTION OF FISCAL YEAR.

          Upon the election of the Board, the Board may authorize the change of the current Fiscal Year of the Corporation to begin on January 1 of each year and end on December 31 of each subsequent year.

          Section 8.  CONSTRUCTION AND DEFINITIONS.

          Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these bylaws.

          Section 9.  AMENDMENTS.

          These bylaws may be amended or repealed either by approval of the outstanding shares (as defined in Section 152 of the California Corporations
Code) or by the approval of the Board, for those amendments to the bylaws for which approval of the Board alone is sufficient under the California Corporations Code.

          Section 10. ANNUAL REPORT TO SHAREHOLDERS.

          At any point at which the corporation has less than 100 holders of record of its shares (determined as provided within Section 605), this corporation expressly waives the annual report to shareholders referred to in
Section 1501 of the California Corporations Code. Notwithstanding the waiver of such annual report by the corporation, nothing herein shall be interpreted as prohibiting the Board from issuing voluntary annual or other periodic reports to shareholders during such time as the corporation has less than 100 holders of record.

                         ARTICLE VI.  Indemnification.

          Section 1.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a)  Indemnification.  Each person who was or is a party or is
               ---------------
threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation, or any predecessor corporation, or is or was serving at the request of the corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer for acts or omissions while a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that (i) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation; and (ii) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation. The right to indemnification conferred in this Article shall include the right to be paid by the corporation the expenses incurred in defending any proceeding in advance of final disposition to the fullest extent permitted by law; provided, however, that the payment under this Article of such expenses in advance of the final disposition of a proceeding shall be conditioned upon the delivery to the corporation of a written request for such advance and of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it shall be ultimately determined that such director or officer is not entitled to be indemnified.

          (b)  Loans to Officers and Directors.  Pursuant to Subsection 315(b)
               -------------------------------
of the California Corporations Code (the "Code"), at such time, but only during such time, as the

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corporation shall have outstanding shares held of record by 100 or more persons
(determined as provided in Section 605 of the Code), the Board of Directors shall have the sole authority to approve the loan by the corporation to, or approve a guarantee by the corporation of obligations of up to U.S.$100,000 of, any director or officer of the corporation or of its parent, by a vote sufficient without counting the vote of any interested director or directors if the Board determines that such loan or guaranty may reasonably be expected to benefit the corporation.

          (c)  Indemnification for Joint and Several Liability.  The corporation
               -----------------------------------------------
shall indemnify any director of the corporation (pursuant to Section 317 of the California Corporations Code, permitting indemnification of agents of the corporation) for any damages arising from the imposition of joint and several liability under Section 316 of the California Corporations Code upon any director, except as prohibited by the California Corporations Code.

          (d)  Exclusions and Limitations.  Notwithstanding the foregoing or any
               --------------------------
other provision under this Article, the corporation shall not be liable under this Article to indemnify a director or officer against expenses, liabilities or losses incurred or suffered in connection with, or make any advances with respect to, any proceeding against a director or officer: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to (x) any directors' and officers' liability insurance policy maintained by the corporation or (y) any indemnification agreement from the corporation which provides for indemnification otherwise than pursuant to this Article; (ii) as to which the corporation is prohibited by applicable law from paying as an indemnity; (iii) with respect to expenses of defense or investigation, if such expenses were or are incurred without the corporation's consent (which consent may not be unreasonably withheld); (iv) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law of California (the "Law"); (v) brought by or in right of the corporation for breach of duty to the corporation or its shareholders for (A) acts or omissions involving intentional misconduct or knowing and culpable violation of law, (B) acts or omissions that the director or officer believes or believed to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer, (C) any transaction from which the director or officer derived an improper personal benefit, (D) acts or omissions that show a reckless disregard for the director's or officer's duty to the corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders, (E) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the corporation or its shareholders, or (F) violation of the proper process for action by the Directors of the corporation specified within Sections 310 or 316 of the Law.

          Section 2.  INDEMNIFICATION OF CERTAIN EMPLOYEES AND AGENTS.

          A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was either an officer of the corporation, or an employee of senior associate title, or is or was serving at the request of the corporation in such capacity within another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an

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official capacity or in any other capacity while serving in such capacity may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation's Articles of Incorporation against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. The Board or a committee of the Board shall have the discretion to indemnify all other employees of the corporation to the same extent, for those actions taken in the course of their employment and within the scope of their duties.

          Section 3.  RIGHTS OF DIRECTORS AND OFFICERS TO BRING SUIT.

          If a claim under Section 1 of this Article is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.

          Section 4.  SUCCESSFUL DEFENSE.

          Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of proceeding or action without admission of liability) in defense of any proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

          Section 5.  NON-EXCLUSIVITY OF RIGHTS.

          The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

          Section 6.  INSURANCE.

          The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the law.

          Section 7.  EXPENSES AS A WITNESS.

          To the extent that any director, officer, employee or agent of the corporation is by reason at such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

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

          Section 8.  INDEMNITY AGREEMENTS.

          The corporation may enter into agreements with any director, officer, employee or agent of the corporation, providing for indemnification to the fullest extent permissible under the law and the corporation's Articles of Incorporation.

          Section 9.  SEPARABILITY.

          Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.

          Section 10. SUBROGATION.

          In the event of payment by the corporation of a claim under Section 1 of this Article, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person, who shall execute all papers required and shall do everything that may be necessary or appropriate to secure such rights, including the execution of such documents necessary or appropriate to enable the corporation effectively to bring suit to enforce such rights.

          Section 11. EFFECT OF REPEAL OR MODIFICATION.

          Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

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